Exhibit 10.23

FORM OF ESCROW AGREEMENT

(Interest Bearing)

This Escrow Agreement (this “Agreement”), dated as of [●], 2024, is by and among Tungray Technology Inc, a Cayman Islands exempted company having its principal place of business at #02-01, 31 Mandai Estate, Innovation Place Tower 4, Singapore 729933 (“Tungray”), US Tiger Securities, Inc., a New Jersey corporation, having its principal place of business at 437 Madison Ave., 27th Floor, New York, NY 10022, (the “Underwriter” and together with “Tungray,” the “Escrow Parties”), and Citizens Bank, N.A., a national banking association acting through its Institutional Services Group located at 1 Citizens Drive, Riverside, RI 02915 (the "Escrow Agent").

WHEREAS, the Company proposes to sell an aggregate of 1,250,000 Class A ordinary shares, par value $0.0001 per share (“Ordinary Shares”), in a firm-commitment public offering (the “Offering”) pursuant to that certain underwriting agreement dated as of [●], 2024 (the “Underwriting Agreement”) by and between the Company and the Underwriter as the representative of several underwriters named therein.

WHEREAS, upon the closing of the Offering, the Company has agreed to deposit with the Escrow Agent in an escrow account an aggregate amount of Five Hundred Thousand Dollars ($500,000.00) from the proceeds of the Offering to be received by the Company, to be held, uninvested and disbursed by the Escrow Agent pursuant to the terms and conditions of this Agreement.

In consideration of the premises and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Escrow Agent and the Escrow Parties agree as follows:

1.            Appointment of Agent. The Escrow Parties hereby appoint the Escrow Agent as their agent to hold in escrow and to distribute the Escrow Funds (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

2.            Establishment of Escrow. Upon the execution of this Agreement and the Closing of the Offering, Tungray shall cause Five Hundred Thousand Dollars ($500,000.00) (in immediately available funds) to be deposited with the Escrow Agent (the "Escrow Funds"). Upon request, the Escrow Agent shall acknowledge to the Escrow Parties or any of them receipt of any Escrow Funds so deposited. All funds now or hereafter deposited with the Escrow Agent hereunder, together with all interest earned thereon, shall all constitute Escrow Funds, which term shall be understood to include such lesser or greater amount as may be held pursuant hereto at any point during the term hereof. The Escrow Parties shall deliver one fully executed copy of this Agreement to the Escrow Agent in accordance with the Notice section below.

If either Escrow Party elects or is required to deposit additional monies into the Escrow Account (defined below), such Escrow Party must provide prior e-mail notice of the additional deposit to the Escrow Agent (in accordance with the Notice section below) in order to ensure that the funds so deposited are properly credited to the Escrow Account established hereunder.

3.            Deposit of the Escrow Funds; Accounting. The Escrow Agent shall deposit the Escrow Funds in one or more money market business deposit accounts at Citizens Bank, N.A. unless the Escrow Parties otherwise jointly direct the Escrow Agent in writing to deposit the Escrow Funds in a different type of deposit account acceptable to the Escrow Agent (such account or accounts being referred to herein as the “Escrow Account”). Deposits shall be subject to the Escrow Agent’s standard funds availability policy and will remain in cash. The Escrow Agent shall have no obligation to distribute interest or other income earned with respect to the Escrow Account until such interest or other income becomes due and payable in accordance with the terms of the account into which the Escrow Amount is deposited in accordance herewith. The Escrow Parties understand that Escrow Funds in excess of the Federal Deposit Insurance Corporation’s deposit insurance limits are not insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty (if applicable). The Escrow Agent shall not be liable for any loss resulting from any deposits made pursuant to this Section 3, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

1

On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Account, interest earned and all distributions made, which statements shall be delivered (limit of two) to the Escrow Parties at the addresses provided for them in Section 13 below.

4.            Patriot Act. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, at the time of or prior to execution of this Agreement, each Escrow Party shall provide to the Escrow Agent a completed IRS Form W-9 (or the appropriate IRS Form W-8, in the case of non-U.S. persons), and every individual executing this Agreement on his or her own behalf or on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. For business and other entities, the Escrow Agent will require such documents, as it deems necessary to confirm the legal existence of the entity. The Escrow Agent is authorized to obtain and retain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

5.            Certification of Tax Identification Number. If interest is earned on the Escrow Funds, it shall be reported for information reporting purposes based on the tax identification number (“TIN”) assigned to the Escrow Account, and shall not be reported based on the actual recipient of the funds. The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the Escrow Funds as the Escrow Agent is required to prepare and file in the ordinary course of its business. The Escrow Agent is authorized and directed to report for information reporting purposes all interest and other income earned on the Escrow Funds in accordance with the Form W-9 information (or the appropriate IRS Form W-8 in the case of non-U.S. persons) provided to the Escrow Agent by Tungray. The Escrow Parties understand that, in the event one or more tax identification number is not certified to the Escrow Agent, the Internal Revenue Code of 1986, as amended, may require withholding of a portion of any interest or other income earned on the Escrow Funds.

6.            Distributions and Release of the Escrow Funds.

(a)       Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from all of the Escrow Parties, substantially in the form of Exhibit A (“Joint Instructions”), or a final and unappealable court order or arbitration award (“Order”), in either case directing the release of all of the Escrow Funds or any portion thereof, the Escrow Agent shall disburse the Escrow Funds pursuant to such Joint Instructions or Order, as applicable. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Instructions are authorized to do so. The delivery to the Escrow Agent by an Escrow Party of a court order or arbitration award shall constitute a representation to the Escrow Agent that such order or award is final and unappealable and constitutes an Order hereunder as defined above and the Escrow Agent shall be entitled to rely thereon without any further duty of inquiry or investigation. Unless otherwise specified, the Escrow Agent shall make distributions required hereunder within three (3) Business Days (as defined herein) after the specified distribution date or, if a distribution date is not specified, after receipt of Joint Instructions or an Order, as applicable. As used herein, the term “Business Day” shall mean any day on which the Escrow Agent is open in Rhode Island for escrow handling business. If any amount to be released at any time or under any circumstances exceeds the balance in the Escrow Account, the Escrow Agent shall release the balance in the Escrow Account and shall have no liability or responsibility to the Escrow Parties for any deficiency.

2

(b)       Claims. From and after the date of this Agreement at any time or times on or before the first anniversary of the date of this Agreement (the “Escrow Termination Date”), the Underwriter may make claims against the Escrow Funds (each, a “Claim”). The Underwriter shall notify Tungray and the Escrow Agent in writing on or before the Escrow Termination Date of each such claim (a “Claim Notice”), including a specific dollar amount of the claim (the “Claimed Amount”), a summary of the bases for such claim, and instructions for the payment of the Claimed Amount. The Escrow Agent shall disregard any claims that are not submitted by notice given on or before the Escrow Termination Date. If Tungray shall dispute such claim, the amount disputed being a “Disputed Amount” herein, Tungray shall cause written notice to be delivered to the Underwriter and to the Escrow Agent within twenty (20) Days after the Escrow Agent’s receipt of notice of the Underwriter’s claim (the “Dispute Period”), in which case the Escrow Agent shall distribute that portion of the Claimed Amount as to which there is no dispute, if any, in accordance with the Claim Notice and continue to hold in the Escrow Funds in accordance with the terms of this Agreement the Disputed Amount. If the Escrow Agent does not receive a notice of dispute within the Dispute Period, such Claim shall be deemed to have been acknowledged by Tungray to be payable out of the Escrow Funds in the full amount and the Escrow Agent shall pay such Claim in immediately available funds to the Underwriter within three (3) Business Days after expiration of the Dispute Period.

(c)       Disputed Claims. The Escrow Agent shall not deliver the Disputed Amount, if any, until there shall have been delivered to the Escrow Agent either (i) Joint Instructions or (ii) an Order, in either case directing the release of all or a portion of the Disputed Amount. The Escrow Agent shall make such payment out of the Escrow Account within three (3) Business Days following the Escrow Agent’s receipt of Joint Instructions or an Order, as applicable.

(d)       Estimated Claims. If the Underwriter believes that a Claim constitutes, or may upon final resolution constitute, a basis for a Claimed Amount hereunder, then the Underwriter may submit a Claim Notice even though such Claim may be uncertain or unresolved or the exact amount of any Claimed Amount may be unknown at the time of such Claim Notice. The Underwriter may estimate the amount of exposure with respect to any Claim and such estimated amount shall constitute a Claimed Amount for purposes of this Section 5, but in no event will the Underwriter’s rights with respect to such Claim be impaired in any way if the actual liability is in excess of its estimate. If, after submitting such a Claim Notice, the Underwriter determines that the actual amount of the Claim is less than the Claimed Amount in such Claim Notice, the Underwriter shall (i) promptly submit a restated Claim Notice that accounts for such reduction in the Claimed Amount, and (ii) if the restated Claim Notice is submitted after the Escrow Termination Date, execute and provide to Tungray a Joint Written Instruction providing for the release from the Escrow Account of the amount by which the aggregate amount set forth in the original Claim Notice exceeded the aggregate amount set forth in the restated Claim Notice.

3

(e)       Final Release. Within three (3) Business Days after the Escrow Termination Date, the Escrow Agent shall release to Tungray the full amount of the Escrow Funds as of the Escrow Termination Date less any then-pending Claimed Amounts less, if not included in the then-pending Claimed Amount, any Disputed Amounts. Any Claimed Amount that has not been distributed as of the Escrow Termination Date pending the expiration of the twenty (20) day dispute notice period shall be distributed in accordance with Sections 6(b) and 6(c) above. Any Disputed Amount that is held by the Escrow Agent beyond the Escrow Termination Date shall be released by the Escrow Agent in accordance with Section 6(c) above.

7.            Methods of Payment. All distributions by the Escrow Agent under this Agreement shall be made in USD by funds transfer in accordance with written payment instructions provided to the Escrow Agent by the Escrow Party receiving or directing payment of the funds. Funds transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. If no funds transfer instructions are provided in the Joint Instructions or other written payment instructions permitted hereunder, the Escrow Agent is authorized to make distributions to the Escrow Parties using the funds transfer information set forth for the Escrow Parties in Exhibit B attached hereto. The Escrow Parties shall promptly notify the Escrow Agent of any changes to their funds transfer information contained in Exhibit B and the Escrow Agent may rely on the funds transfer information contained in Exhibit B until notified of a change in writing with a reasonable opportunity to act thereon. The Escrow Agent shall have no duty to verify or otherwise confirm any written funds transfer information set forth in Exhibit B or in any Joint Instructions or other written payment instructions permitted hereunder but it may do so in its discretion on any occasion without incurring any liability to any of the Escrow Parties for failing to do so on any other occasion.

If the funds transfer information contained in any Joint Instructions or in any other written instructions permitted hereunder differs from the funds transfer information in Exhibit B, the Escrow Agent will call the Escrow Party receiving the distribution to confirm the Joint Instruction or other written payment instructions permitted hereunder (a “Callback”) using the contact information contained in the Authorized Representative Certificates delivered to the Escrow Agent in accordance with Section 14 in respect of an Escrow Party that is an entity and the contact information contained in Section 13 for an Escrow Party that is an individual, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons identified therein. If the applicable Escrow Party cannot be reached or cannot confirm the instructions, the Escrow Agent shall not process the transfer until such time as the applicable Escrow Party can be reached or otherwise confirm the instructions and shall not bear any liability to any Escrow Party for any delay in completing the transfer. The Escrow Parties agree that making a Callback under the circumstances described herein is a commercially reasonable security procedure and that in connection with Callbacks, the Escrow Agent may record such calls according to the Escrow Agent’s standard operating procedures or as the Escrow Agent deems appropriate for security and/or service purposes. The Escrow Parties agree that a funds transfer shall not be deemed to be unauthorized or erroneous if executed in conformity with Joint Instructions or other written payment instructions permitted hereunder accepted by the Escrow Agent in good faith.

The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent in Exhibit B or in any Joint Instructions or other written payment instructions permitted hereunder. The Escrow Agent shall process all funds transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the Escrow Party to whom the funds are being transferred or any third-party recipient identified in Joint Instructions or other written payment instructions permitted hereunder. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number. The Escrow Parties agree the Escrow Agent may execute funds transfers by any means the Escrow Agent in good faith believes is reasonable and convenient given the circumstances.

4

8.             Responsibilities and Liability of Escrow Agent.

(a)       The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and the Escrow Agent's duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties, fiduciary or otherwise. The Escrow Agent may delegate any of its duties or responsibilities hereunder to any affiliated banking entity but shall remain responsible to the Escrow Parties for the performance of such duties and responsibilities. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

(b)       Except in cases of the Escrow Agent's bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected in (i) acting in reliance upon any written certificate, statement, notice, instruction, direction, or other instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with this Agreement has been duly authorized to do so, and (iii) acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall be entitled to rely on a copy or a fax or email transmission of any document with the same legal effect as if it were the original of such document. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence.

(c)       In connection with any payments that the Escrow Agent is instructed to make by funds transfer, the Escrow Agent shall not be liable for the acts or omissions of (i) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (ii) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

(d)       Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent's services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages.

(e)       In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, notice, instruction, direction or other instrument from any other party with respect to the Escrow Funds which, in the Escrow Agent's reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Funds or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Funds until the Escrow Agent shall be directed otherwise in accordance with joint written instructions from all of the Escrow Parties or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, but may, in its discretion and at the expense of the Escrow Parties as provided in subsection (f) immediately below, institute or defend such proceedings.

5

(f)       The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Funds with the clerk of that court. In the event of any dispute under this Agreement, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

9.           Indemnification of Escrow Agent. The Escrow Parties agree jointly and severally to indemnify the Escrow Agent and its officers, directors, employees, agents and attorneys for, and to hold them harmless against, any and all claims, suits, actions, proceedings, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent or other indemnified party) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other indemnified party, or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent's duties under this Agreement, except as a result of the Escrow Agent's or, as applicable, an indemnified party’s bad faith, willful misconduct or gross negligence.

10.           Termination. This Agreement and all the obligations of the Escrow Agent under this Agreement shall terminate upon the final release of the entire Escrow Funds by the Escrow Agent in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, the provisions of Sections 8 and 9 shall survive resignation or removal of the Escrow Agent, and termination of this Agreement.

11.           Removal or Resignation of Escrow Agent. The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent and the Escrow Agent may resign and be discharged from its duties and obligations hereunder, in each case by giving no less than thirty (30) days' prior written notice of such termination or resignation, as applicable, to the other parties, specifying the date when such termination or resignation, as applicable, will take effect; provided, that in no event shall such termination be effective prior to the appointment of a successor escrow agent. The Escrow Agent reserves the right to resign and be discharged from its duties and obligations hereunder on less than thirty (30) days’ notice, including without prior notice, if the Escrow Agent determines in its sole discretion that it is required to do so under any statute, rule or regulation, or by any court order or other judicial proceedings; or in the event of suspected fraud, bad faith, illegal or suspicious activity in connection with the Escrow Funds. Thereafter, the Escrow Agent shall act at all times in accordance with applicable laws, rules, regulations or request of a regulatory authority having jurisdiction over it and have no further obligation to the Escrow Parties except to hold the Escrow Funds as depository and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the then remaining balance of the Escrow Funds to such successor escrow agent in accordance with such instructions and upon delivery of the Escrow Funds, the Escrow Agent shall have no further duties or responsibilities with respect to the escrow established hereunder.

12.           Escrow Agent Fees, Costs, and Expenses. The Escrow Agent shall charge a one-time non-refundable Escrow Account set up and maintenance fee of $1,500.00, payable in advance upon the execution of this Agreement. Additionally, the Escrow Agent shall be entitled to be reimbursed for its customary fees and charges (as reflected in the Escrow Agent’s published schedule of fees and charges) for depository services (other than funds transfer fees, which are waived) rendered in connection with the Escrow Account and any delivery charges or other out of pocket expenses incurred in connection the Escrow Funds. The Escrow Parties each acknowledge their joint and several obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. If not paid when due, the Escrow Parties agree that Escrow Agent shall be entitled to pay itself for any fees, expenses or other amounts owed to the Escrow Agent pursuant to this Agreement out of the Escrow Funds and grant to the Escrow Agent a first priority security interest in the Escrow Funds and “control” as that term is defined in Article 9 of the Uniform Commercial Code over the Escrow Funds to secure all obligations owed by them to the Escrow Agent hereunder. The Escrow Parties agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Funds if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made.

6

13.       Notices. All notices under this Agreement shall be in writing and shall be considered to have been duly given when personally delivered to a party, or on the first (1st) Business Day after the date of deposit with an overnight courier for next day delivery, or on the third (3rd) Business Day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or upon the receipt of a fax or an email during normal business hours, addressed in all cases to the party at his/her/its address set forth below, or to such other address as such party may designate in writing, provided that notices will be deemed to have been given to the Escrow Agent on the actual date received. Any communication hereunder directing the Escrow Agent to act or to refrain from acting shall include signatures of the authorized representative of the requesting Escrow Party, and in the case of electronic mail the signature(s) shall be contained on a non- editable (e.g. PDF) attachment to the electronic mail. The Escrow Parties shall promptly notify the Escrow Agent of any changes to the contact information contained in this section and the Escrow Agent may rely on the contact information contained in this Section until notified of a change.

If to Tungray: Tungray Technology Inc. #02-01, 31 Mandai Estate, Innovation Place Tower 4, Singapore 729933 Phone: [●] Email: [●]	Copy to (which shall not constitute notice): Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th FL New York, NY 10017 Phone: [●] Email: [●]
If to the Underwriter US Tiger Securities, Inc. 437 Madison Ave., 27th Floor New York, NY 10022 Phone: [●] Email: [●]	Copy to (which shall not constitute notice): VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Phone: [●] Email: [●]
If to the Escrow Agent: Citizens Bank, N.A. Escrow Agent Servicing 1 Citizens Drive ROP 140 Riverside, RI 02915 Phone: [●] Email: [●]	Copy (which shall not constitute notice) to: Bruce D. Berns, Esq. Abendroth, Berns & Warner LLC 40 Grove Street, Suite 320 Wellesley, MA 02482 Phone: [●] Email: [●]

7

14.           Authorized Representatives. To facilitate the Escrow Agent’s performance of its duties hereunder, each Escrow Party (other than a natural person) shall complete and deliver to the Escrow Agent contemporaneously with the execution hereof an Authorized Representative Certificate in the form of Exhibit C hereto. The individuals identified as Authorized Representatives in Exhibit C and any information pertaining to any such individuals reflected therein may be amended only in a writing signed by the undersigned or any Authorized Representative for the Escrow Party that is actually received and acknowledged by the Escrow Agent. The Escrow Agent is entitled to rely without further inquiry or investigation upon any Authorized Representative Certificate delivered to it until it receives a later dated Authorized Representative Certificate and has had a reasonable period of time to act thereon.

15.           Further Assurances. If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

16.           Compliance with Court Orders. In the event that the Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Escrow Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

17.           Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8

18.           Miscellaneous Provisions.

a.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

b.	Modifications; Waiver. This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

c.	Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. The Escrow Parties may assign all of their rights and obligations hereunder; provided, however, that no assignment by any Escrow Party shall be effective unless prior written notice of such assignment is given to all of the other parties, including, without limitation, the Escrow Agent; and provided, further, that any assignee satisfies the Escrow Agent’s requirements set forth in Section 4 above. This Agreement may not be assigned by the Escrow Agent, except that upon written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor bank entity.

d.	Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement, including signature pages, by facsimile, pdf or other electronic means shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes (and such signatures of the parties transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes).

e.	Enforceability. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction (and as determined by a court of competent jurisdiction), then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

f.	Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

g.	Force Majeure and Sanctions Screening. Except as otherwise provided by Article 4A of the Uniform Commercial Code, the Escrow Agent will not be liable for its failure to perform its obligations under this Agreement to the extent that such non-performance is caused by extraordinary circumstances outside the Escrow Agent’s control that could not have been reasonably anticipated, such as acts of God, acts of war, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe. The Escrow Parties acknowledge and agree that the Escrow Agent is required by applicable laws, rules, regulations and policies to subject instructions to process funds transfers to sanctions screening. Therefore, in respect of any and all delays in the processing of funds transfers due to sanctions screening, including without limitation a failure by the Escrow Agent to process a funds transfer due to sanctions screening, the Escrow Parties agree: (a) to hold the Escrow Agent harmless, and (b) that the Escrow Agent shall have no liability to the Escrow Parties or any third party whatsoever. In addition and notwithstanding anything to the contrary in this Agreement, the Escrow Agent undertakes no obligation to make any funds transfer, or otherwise to implement or process any Joint Instruction or transfer of funds if there is any involvement by or nexus with a sanctioned entity, whether directly or indirectly. The Escrow Agent will also not be responsible for delays in processing funds transfer or making funds available to a beneficiary if such delays were related to another bank’s fraud and sanctions screening procedures or in accordance with the Bank Secrecy Act (31 U.S.C. 5311 et seq.), OFAC requirements or similar laws or requirements.

*****SIGNATURE PAGE(S) FOLLOW*****

9

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tungray Technologies Inc

BY:
NAME:	Wanjun Yao
TITLE:	Chief Executive Officer and Chairman

US Tiger Securities, Inc.

BY:
NAME:	Tony Tian
TITLE:	Head of Capital Market

CITIZENS BANK, N.A.

BY:
NAME:	Wm. Clay Bethune. Esq.
TITLE:	Senior Vice President

10

EXHIBIT A

JOINT INSTRUCTIONS FOR

RELEASE OF ESCROW FUNDS

Pursuant to Section ___ of the Escrow Agreement dated as of _______ __, 20___, by and among Tungray Technology Inc (“Tungray”), US Tiger Securities, Inc. (the “Underwriter”), and Citizens Bank, N.A. acting through its Institutional Services Group (the “Escrow Agent”), Tungray and the Underwriter hereby instruct and authorize the Escrow Agent to release $[___________] from the Escrow Funds in accordance with the following funds transfer instructions. Terms used but not defined herein shall have the meanings given to them in the Escrow Agreement.

☐   To: Tungray Technology Inc per funds transfer instructions in Exhibit B to the Escrow Agreement.

☐   To: US Tiger Securities, Inc. per funds transfer instructions in Exhibit B to the Escrow Agreement.

☐	To: Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:
Special Instructions:

Tungray Technology Inc	US Tiger Securities, Inc.

By:	By:
Name:	Name:
Title:	Title:

Date:	Date:

11

EXHIBIT B

FUNDS TRANSFER INFORMATION

Tungray Technology Inc

Funds Transfer Instructions:

Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:
Special Instructions:

US Tiger Securities, Inc.

Funds Transfer Instructions:

Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:
Special Instructions:

12

EXHIBIT C

FORM OF AUTHORIZED REPRESENTATIVE CERTIFICATE

For: [ESCROW PARTY] (the “Escrow Party”)

Pursuant to Section 14 of the Escrow Agreement dated as of _______ __, 20___, by and among Tungray Technology Inc (“Tungray”), US Tiger Securities, Inc. (the “Underwriter”) and Citizens Bank, N.A. acting through its Institutional Services Group (the “Escrow Agent”), the undersigned hereby certifies that:

1.	S/he is the [TITLE] of the Escrow Party identified above and is submitting this Certificate on behalf of the Escrow Party; and

2.	The individual(s) identified below (each an “Authorized Representative”) are authorized on behalf of the Escrow Party to: obtain information from the Escrow Agent regarding the escrow established by the foregoing Escrow Agreement; sign instructions and notices to be delivered pursuant to the terms of the Escrow Agreement, confirm via a Callback payment instructions delivered to the Escrow Agent by a different Authorized Representative; and resolve any issues arising under the Escrow Agreement.

	Name/Title	Telephone	E-mail	Facsimile	Signature
1.
2.
3.

I understand that this Certificate may be amended only in a writing signed by the undersigned or any Authorized Representative for the Escrow Party that is actually received and acknowledged by the Escrow Agent.

BY:

NAME:

TITLE:

13